PRICING SUPPLEMENT NO. 13A                                        Rule 424(b)(3)
DATED: September 23, 2005 +                                  File No. 333-121744
       October 19, 2005   ++
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $600,000,000          Floating Rate Notes [x]       Book Entry Notes [x]

Original Issue Date: 10/03/2005 ^       Fixed Rate Notes [ ]          Certificated Notes [ ]
                     10/24/2005 ^^

Maturity Date:  10/03/2007              CUSIP#: 073928L84

Option to Extend Maturity:              No    [x]
                                        Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[x]   Federal Funds Open Rate            Interest Reset Date(s): Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  3.9375%          Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.125%

+     $550,000,000 was traded on September 23, 2005.
++    $ 50,000,000 was traded on October 19, 2005.
^     $550,000,000 was issued on October 3, 2005.
^^    $ 50,000,000 was issued on October 24, 2005.

* On the 3rd of each January, April, July and October, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.